EXHIBIT 10.36

SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Agreement”) is entered into on this 14th day of April 2009 (the “Effective Date”), by and among NEOGENOMICS LABORATORIES, INC., a Florida corporation formerly known as NeoGenomics, Inc. (“Borrower”), NEOGENOMICS, INC., a Nevada corporation (“Guarantor”, together with Borrower, each individually a “Credit Party” and collectively, the “Credit Parties”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as agent for the lender under the Credit Agreement referred to below (“Agent”).

RECITALS

A. Credit Parties and CapitalSource Finance LLC (together with its successors and assigns, CSF”) have entered into that certain Revolving Credit and Security Agreement, dated as of February 1, 2008 as amended by that certain First Amendment to Revolving Credit and Security Agreement dated November 3, 2008 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B. Pursuant to Section 15.2 of the Credit Agreement, CSF assigned the Revolving Facility to CapitalSource Bank (“Lender”).

C. Pursuant to Section 15.12 of the Credit Agreement, Lender has designated Agent as its agent for taking certain actions under the Loan Agreement.

D. Credit Parties have requested that Agent agree to make certain amendments to the Credit Agreement.  Agent has agreed to this request on the conditions set forth in this Agreement.

E. Pursuant to the terms and conditions of this Agreement, Credit Parties and Agent have agreed to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I - DEFINITIONS

1.01 Definitions.  The following definition is added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Date” shall mean April 14, 2009”.

1.02 General Terms.  Capitalized terms used in this Agreement are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II– WAIVER AND CONSENT

2.01 Waiver.

(a) The following Events of Default have occurred and are continuing under the Credit Agreement:

(i)    the failure of Borrower to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 1 of Annex I to the Loan Agreement for the Test Period ending December 31, 2008;

(ii)    the failure of Borrower to notify Lender of Borrower’s name change to Neogenomics Laboratories, Inc. and to obtain Lender’s prior consent to the related amendment to Borrower’s Articles of Incorporation;

(iii)           the failure of the Credit Parties to obtain Lender’s prior written consent to the amendment of the Guarantor’s By-Laws to allow for a Board of Directors of up to eight members;

(iv)           the failure of the Credit Parties to notify Lender the filing by Borrower of a complaint against Thomas Schofield, a former employee of the Borrower ((i), (ii), (iii) and (iv) collectively hereinafter referred to as the “Specified Events of Default”).

(b) Subject to the conditions contained herein, Agent hereby waives the Specified Events of Default.  Except as expressly set forth herein with respect to the Specified Events of Default, this letter agreement shall not be deemed to be a waiver of any Default or Events of Default.  The waiver set forth herein shall not preclude the future exercise of any other right, power, or privilege available to Agent or Lender whether under the Credit Agreement, the Loan Documents or otherwise.

2.02 Consent to Alter By-Laws of the Borrower.  Notwithstanding the terms of Section 9.7 of the Credit Agreement to the contrary, Agent consents to the amendment and restatement of the Bylaws of Borrower in the form and substance of the proposed by-laws attached hereto as Exhibit A.

2.03 Consent to Alter By-Laws of the Guarantor.  Notwithstanding the terms of Section 9.7 of the Credit Agreement to the contrary, Agent consents to the amendment and restatement of the Bylaws of Guarantor in the form and substance of the proposed by-laws attached hereto as Exhibit B.

ARTICLE III - AMENDMENTS

3.01 Amendments to Annex I of the Credit Agreement.  Effective as of the Effective Date, Annex I of the Credit Agreement is hereby amended by:

(a) Deleting Section 3 of Annex I in its entirety and replacing it with the following:

3)  Minimum Liquidity

For the period from the Second Amendment Date through and including December 31, 2009, the Minimum Liquidity shall not be less than $500,000.

(b) deleting the definition of Fixed Charge Coverage Ratio in Annex I in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio” shall mean for Borrower collectively on a consolidated basis (a) as of any date of determination occurring during the period from the Closing Date through and including the Second Amendment Date the ratio of (i) Adjusted EBITDA for the Test Period ended as of such date to (ii) Fixed charges for the Test Period ended on such date; provided, that, solely for purposes of calculating the Fixed Charge Coverage Ratio for the Test Periods ending January 31, 2009 and February 28, 2009, the amount of Adjusted EBITDA for such Test Periods shall be increased by an amount equal to the sum of (A) $90,000 with respect to recruiting expenses, plus (B) $309,400 with respect to write-offs of bad debt, plus (C) $56,000 with respect to bonus accrual, (b) as of any date of determination occurring during the period after the Second Amendment Date to and including December 31, 2009 the ratio of (i) the sum of Adjusted EBITDA for the Test Period ended as of such date plus an amount equal to the sum of unrestricted cash on hand, unrestricted Cash Equivalents and unused Availability as of the last day of the Test Period ended as of such date, to (ii) Fixed Charges for the Test Period ended as of such date; and (c) as of any date of determination occurring after December 31, 2009, the ratio of (i) Adjusted EBITDA for the Test Period ended as of such date to (ii) Fixed Charges for the Test Period ended as of such date.

(c) deleting the definition of Fixed Charges in Annex I in its entirety and replacing it with the following:

“Fixed Charges” shall mean, for any period, the sum of the following for Borrower collectively on a consolidated basis for such period:  (a) Total Debt Service, (b) un-financed Capital Expenditures paid in cash, (c) income taxes paid in cash or accrued, and (d) dividends and Distributions paid or accrued or declared (except for Accumulated Distributions from previous Accumulated Distribution Fiscal Quarters); reduced by the amount of any equity contributions received by the Borrower in cash during such period; provided that the amount of such reduction shall not exceed the amount of unfinanced Capital Expenditures paid for by Borrower in cash during such period.

3.02 Amendment to Definition of Permitted Indebtedness.  Effective as of the Effective Date, subsection (iii) of the definition of “Permitted Indebtedness” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred to purchase Goods and secured by purchase money Liens constituting Permitted Liens: (A) in aggregate amount outstanding at any time not to exceed $4,000,000, provided, that,  (1) the debt service for such Indebtedness shall not exceed $1,500,000 for any twelve (12) month period and (2) upon the incurrence of such Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing and (B) in an aggregate amount in excess of $4,000,000, provided, that, (1) ten (10) Business Days prior to the incurrence of such Indebtedness Borrower shall have provided pro forma financial statements along with any other supporting documentation required by Lender evidencing that Borrower would have been in compliance with the financial covenants set forth on Annex 1 hereto for the immediately preceding Test Period (as defined on Annex 1 hereto), if such Indebtedness had been incurred on the first day of such Test Period, (2) prior to the incurrence of such Indebtedness Borrower shall have received Lender’s written confirmation of its agreement with such pro forma financial statements; and (3) upon the incurrence of such Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing,”

3.03 Representation and Warranties Updates.  Effective as of the Effective Date, Article VII of the Credit Agreement is hereby amended by:

(a) Subsection (iv) of Section 7.5 is hereby deleted and replaced its entirety with the following:

“(iv) a party to any contract with any Affiliate other than as set forth on Schedule 7.5, except for employment agreements, option agreements, confidentiality agreements, non-solicitation/non-competition agreements and other compensation, severance or consulting arrangements with directors or officers in the ordinary course of business that are on terms at least as favorable to such Credit Party as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power and under which payments due from Credit Parties are not more than $500,000 per annum per arrangement.

(b) Subsection (i) of Section 7.16 is hereby deleted and replaced its entirety with the following:

“(i) there are no existing or proposed agreements,  arrangements, understandings or transactions between any Credit Party and any of such Credit Party’s officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, other than employment agreements, option agreements, confidentiality agreements, non-solicitation/non-competition agreements and other compensation, severance or consulting arrangements with directors or officers in the ordinary course of business that are on terms at least as favorable to such Credit Party as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power and under which payments due from Credit Parties are not more than $500,000 per annum per arrangement.”

3.04 Schedules.

The schedules to the Credit Agreement are deleted and replaced in their entirety with the amended and restated schedules attached to this Agreement as Exhibit C.

ARTICLE IV- CONDITIONS PRECEDENT

4.01 Conditions to Effectiveness.  The effectiveness of this Agreement against Lender is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent in its sole discretion, unless specifically waived in writing by Agent:

(a) Agent shall have received this Agreement duly executed by each party thereto; and

(b) Agent shall have received the Amendment Fee (as hereinafter defined).

ARTICLE V- RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01 Ratifications.  The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and the Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Credit Parties hereby ratify and confirm that the Liens granted under the Credit Agreement secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Lender pursuant to the Loan Documents (as now, hereafter, or from time to time amended).  Credit Parties and Agent agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties.  The Credit Parties hereby represent and warrant to Agent that:

(a) The representations and warranties made by Borrower (other than those made as of a specific date) contained in the Credit Agreement, as amended hereby, and each Loan Document are true and correct in all material respects (except that, for those representations and warranties already qualified by concepts of materiality, those representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the date of execution hereof as though made on and as of each such date;

(b) No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, except for the Specified Events of Default;

(c) Other than as contemplated hereby, Borrower has not amended its certificate of incorporation or bylaws (or any other equivalent governing agreement or document), as applicable, since the date of the Credit Agreement.

ARTICLE VI- AMENDMENT FEE

6.01 Amendment Fee.  Borrower agrees to pay to Lender $25,000 as an amendment fee (the “Amendment Fee”), which fee shall be due and payable on the date hereof.  Borrower hereby authorizes Agent to charge such fee as an Advance on the date hereof and shall be fully earned by Lender when so charged.

ARTICLE VII- MISCELLANEOUS PROVISIONS

7.01 Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement, or any Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Loan Documents, and no investigation by Agent or Lender or any closing shall affect the representations and warranties or the right of Agent or Lender to rely upon them.

7.02 Reference to Credit Agreement.  Each of the Credit Agreement and the Loan Documents, and any and all Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

7.03 Expenses of Agent or Lender.  As provided in the Credit Agreement, the Credit Parties agree to pay on demand all costs and expenses incurred by each of Agent and Lender in connection with the preparation, negotiation, and execution of this Agreement and the Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent and Lender’s legal counsel, and all costs and expenses incurred by Agent and Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Loan Documents, including, without, limitation, the reasonable costs and fees of Agent and Lender’s legal counsel.

7.04 Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.05 Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of Agent, Lender and Credit Parties and their respective successors and assigns, except that Credit Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

7.06 Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

7.07 Effect of Waiver.  No consent or waiver, express or implied, by Agent or Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

7.08 Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

7.09 Applicable Law.  THIS AGREEMENT AND ALL LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OR LAW SET FORTH IN THE CREDIT AGREEMENT.

7.10 Final Agreement.  THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE CREDIT PARTIES AND AGENT.

7.11 Release.  EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDER.  EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, LENDER, AND ANY OF ITS OR THEIR RESPECTIVE PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, LENDER, OR ANY OF ITS RESPECTIVE PREDECESSORS, ATTORNEYS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

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IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the date first written above.

BORROWER:

NEOGENOMICS LABORATORIES, INC., a Florida corporation

By: /s/ Steven C. Jones Name: Steven C. Jones Title: Chief Financial Officer
GUARANTOR:

NEOGENOMICS, INC., a Nevada corporation

By: /s/ Steven C. Jones Name: Steven C. Jones Title: Chief Financial Officer

CAPITALSOURCE FINANCE LLC, as Agent By: /s/ Arturo J. Velez Name: Arturo J. Velez Title: Authorized Signatory